Pacific Select Fund NSAR 12-31-14

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-15-017393 filed on January 22, 2015, and incorporated by reference herein:

Schedule A to Advisory Agreement Absolute Return, Core Income and Equity Long/Short

Advisory Fee Waiver Agreement  Equity Long/Short

Amendment No. 1 to Sub-Advisory Agreement  QS Batterymarch
Financial Management, Inc.

Amendment No. 7 to Portfolio Management Agreement Pacific Investment Management Company LLC

Amendment No. 8 to Portfolio Management Agreement Pacific Investment Management Company LLC

Amendment No. 2 to Portfolio Management Agreement  WAMCO

Amendment No. 3 to Portfolio Management Agreement  WAMCO

Amendment No. 1 to Portfolio Management Agreement BlackRock Capital Management, Inc.

Amendment to Portfolio Management Agreement  Dimensional Fund Advisors LP

Amendment No. 2 to the Subadvisory Agreement  T. Rowe Price, Inc.

Amendment to Subadvisory Agreement  Lord, Abbett & Co. LLC

Subadvisory Agreement  AQR Capital Management LLC

Subadvisory Agreement  BlueBay Asset Management LLP